A special meeting of Fidelity Select Portfolios' shareholders was held on September 20, 2006. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	13,182,341,755.09	94.980
Withheld	696,736,162.41	5.020
TOTAL	13,879,077,917.50	100.000
Albert R. Gamper, Jr.
Affirmative	13,177,593,614.43	94.946
Withheld	701,484,303.07	5.054
TOTAL	13,879,077,917.50	100.000
Robert M. Gates
Affirmative	13,141,235,622.81	94.684
Withheld	737,842,294.69	5.316
TOTAL	13,879,077,917.50	100.000
George H. Heilmeier
Affirmative	13,140,073,210.00	94.675
Withheld	739,004,707.50	5.325
TOTAL	13,879,077,917.50	100.000
Edward C. Johnson 3d
Affirmative	13,106,284,587.54	94.432
Withheld	772,793,329.96	5.568
TOTAL	13,879,077,917.50	100.000
Stephen P. Jonas
Affirmative	13,168,282,872.88	94.879
Withheld	710,795,044.62	5.121
TOTAL	13,879,077,917.50	100.000
James H. KeyesB
Affirmative	13,164,603,089.66	94.852
Withheld	714,474,827.84	5.148
TOTAL	13,879,077,917.50	100.000
Marie L. Knowles
Affirmative	13,169,356,779.66	94.886
Withheld	709,721,137.84	5.114
TOTAL	13,879,077,917.50	100.000
Ned C. Lautenbach
Affirmative	13,166,485,155.52	94.866
Withheld	712,592,761.98	5.134
TOTAL	13,879,077,917.50	100.000
William O. McCoy
Affirmative	13,129,548,996.59	94.600
Withheld	749,528,920.91	5.400
TOTAL	13,879,077,917.50	100.000
Robert L. Reynolds
Affirmative	13,180,813,649.06	94.969
Withheld	698,264,268.44	5.031
TOTAL	13,879,077,917.50	100.000
	# of Votes	% of Votes
Cornelia M. Small
Affirmative	13,170,500,616.42	94.895
Withheld	708,577,301.08	5.105
TOTAL	13,879,077,917.50	100.000
William S. Stavropoulos
Affirmative	13,143,284,328.22	94.699
Withheld	735,793,589.28	5.301
TOTAL	13,879,077,917.50	100.000
Kenneth L. Wolfe
Affirmative	13,162,946,758.47	94.840
Withheld	716,131,159.03	5.160
TOTAL	13,879,077,917.50	100.000
PROPOSAL 2A
To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).
Consumer Discretionary Portfolio
	# of Votes	% of Votes
Affirmative	31,466,469.89	84.262
Against	777,329.52	2.082
Abstain	574,751.87	1.539
Broker Non-Votes	4,524,985.68	12.117
TOTAL	37,343,536.96	100.000
PROPOSAL 2B
To modify the fund's investment concentration policy.
Consumer Discretionary Portfolio
	# of Votes	% of Votes
Affirmative	31,287,196.22	83.782
Against	958,558.54	2.567
Abstain	572,796.52	1.534
Broker Non-Votes	4,524,985.68	12.117
TOTAL	37,343,536.96	100.000
PROPOSAL 3A
To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).
Industrials Portfolio
	# of Votes	% of Votes
Affirmative	30,619,544.53	88.165
Against	2,307,189.64	6.643
Abstain	814,036.55	2.344
Broker Non-Votes	989,077.44	2.848
TOTAL	34,729,848.16	100.000
PROPOSAL 3B
To modify the fund's investment concentration policy.
Industrials Portfolio
	# of Votes	% of Votes
Affirmative	30,585,896.92	88.068
Against	2,358,363.88	6.791
Abstain	796,509.92	2.293
Broker Non-Votes	989,077.44	2.848
TOTAL	34,729,848.16	100.000
PROPOSAL 4A
To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).
Communications Equipment Portfolio
	# of Votes	% of Votes
Affirmative	168,688,858.20	84.770
Against	10,025,316.66	5.038
Abstain	8,835,301.16	4.440
Broker Non-Votes	11,446,932.29	5.752
TOTAL	198,996,408.31	100.000
PROPOSAL 4B
To modify the fund's investment concentration policy.
Communications Equipment Portfolio
	# of Votes	% of Votes
Affirmative	168,085,859.71	84.467
Against	10,284,988.86	5.168
Abstain	9,178,627.45	4.613
Broker Non-Votes	11,446,932.29	5.752
TOTAL	198,996,408.31	100.000
PROPOSAL 5A
To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).
Consumer Staples Portfolio
	# of Votes	% of Votes
Affirmative	75,186,262.69	73.993
Against	12,513,957.55	12.315
Abstain	4,755,941.37	4.681
Broker Non-Votes	9,157,134.36	9.012
TOTAL	101,613,295.97	100.000
PROPOSAL 5B
To modify the fund's investment concentration policy.
Consumer Staples Portfolio
	# of Votes	% of Votes
Affirmative	75,739,148.90	74.537
Against	11,467,272.86	11.285
Abstain	5,249,739.85	5.167
Broker Non-Votes	9,157,134.36	9.012
TOTAL	101,613,295.97	100.000
PROPOSAL 6A
To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).
Materials Portfolio
	# of Votes	% of Votes
Affirmative	108,411,437.40	81.739
Against	7,936,411.09	5.983
Abstain	5,272,593.97	3.976
Broker Non-Votes	11,011,327.60	8.302
TOTAL	132,631,770.06	100.000
PROPOSAL 6B
To modify the fund's investment concentration policy.
Materials Portfolio
	# of Votes	% of Votes
Affirmative	108,476,307.14	81.788
Against	7,596,656.39	5.727
Abstain	5,547,478.93	4.183
Broker Non-Votes	11,011,327.60	8.302
TOTAL	132,631,770.06	100.000
PROPOSAL 7A
To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).
IT Services Portfolio
	# of Votes	% of Votes
Affirmative	19,358,948.48	85.091
Against	1,812,263.15	7.966
Abstain	956,663.07	4.205
Broker Non-Votes	623,012.85	2.738
TOTAL	22,750,887.55	100.000
PROPOSAL 7B
To modify the fund's investment concentration policy.
IT Services Portfolio
	# of Votes	% of Votes
Affirmative	18,677,110.78	82.094
Against	2,365,740.10	10.398
Abstain	1,085,023.82	4.770
Broker Non-Votes	623,012.85	2.738
TOTAL	22,750,887.55	100.000
PROPOSAL 8A
To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).
Construction and Housing Portfolio
	# of Votes	% of Votes
Affirmative	73,567,140.71	82.331
Against	6,217,844.92	6.959
Abstain	3,955,488.54	4.426
Broker Non-Votes	5,614,725.82	6.284
TOTAL	89,355,199.99	100.000
PROPOSAL 8B
To modify the fund's investment concentration policy.
Construction and Housing Portfolio
	# of Votes	% of Votes
Affirmative	72,316,588.92	80.932
Against	6,462,062.23	7.231
Abstain	4,961,822.98	5.554
Broker Non-Votes	5,614,725.86	6.284
TOTAL	89,355,199.99	100.000
PROPOSAL 9A
To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).
Banking Portfolio
	# of Votes	% of Votes
Affirmative	169,347,655.70	78.441
Against	15,304,588.89	7.089
Abstain	9,861,771.47	4.568
Broker Non-Votes	21,378,320.82	9.902
TOTAL	215,892,336.88	100.000
PROPOSAL 9B
To modify the fund's investment concentration policy.
Banking Portfolio
	# of Votes	% of Votes
Affirmative	169,194,304.87	78.370
Against	15,339,699.77	7.105
Abstain	9,980,011.42	4.623
Broker Non-Votes	21,378,320.82	9.902
TOTAL	215,892,336.88	100.000
PROPOSAL 10A
To modify the fund's fundamental "invests primarily" policy (the investment policy concerning the fund's primary investments).
Home Finance Portfolio
	# of Votes	% of Votes
Affirmative	124,571,494.04	80.299
Against	8,458,103.51	5.452
Abstain	6,962,928.43	4.488
Broker Non-Votes	15,142,939.20	9.761
TOTAL	155,135,465.18	100.000
PROPOSAL 10B
To modify the fund's investment concentration policy.
Home Finance Portfolio
	# of Votes	% of Votes
Affirmative	124,140,803.97	80.021
Against	8,317,343.44	5.361
Abstain	7,534.378.57	4.857
Broker Non-Votes	15,142,939.20	9.761
TOTAL	155,135,465.18	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.